UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 13, 2022

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, Indiana  47202-3005
(Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Sections 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2022, Cummins Inc. (the “Company”) entered into a Loan Agreement (the “Agreement”) by and among the Company, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent. Under the Agreement, the Company may obtain delayed-draw term loans in an amount up to $2.0 billion in the aggregate in a single draw prior to October 13, 2022, which loans will mature on the third anniversary of the date on which they are funded. Loan proceeds under the Agreement will be available for general corporate purposes of the Company and its subsidiaries, including to finance the acquisition of Meritor, Inc. The borrowings under the Agreement will not be secured by liens on any of the Company’s or its subsidiaries’ assets.

Borrowings under the Agreement will bear interest at, at the Company’s election, (i) Adjusted Term SOFR plus a rate ranging from 0.55% to 0.85% depending on the credit rating of the Company’s senior unsecured long-term debt (the “Applicable Rate”) or (ii) an interest rate equal to the highest of (1) the prime rate in effect from time to time, (2) the federal funds effective rate in effect from time to time plus 0.5%, and (3) Adjusted Term SOFR for a one month interest period plus 1.00%. Currently, the Company’s senior unsecured long-term debt is rated A2 by Moody’s Investors Service, Inc. and A+ by Standard & Poor’s Financial Services LLC, which would result in an Applicable Rate of 0.70% for purposes of (i) above. Credit ratings are not recommendations to buy and are subject to change, and each rating should be evaluated independently of any other rating. In addition, the Company undertakes no obligation to update disclosures concerning its credit ratings, whether as a result of new information, future events or otherwise.

The Agreement contains customary events of default and financial and other covenants, including a financial covenant requiring that the ratio of the consolidated net debt of the Company and its subsidiaries to the consolidated total capital of the Company and its subsidiaries as of the last day of each fiscal quarter not be greater than 0.65:1.

The description of the Agreement set forth above is qualified by reference to the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.
Item 9.01.    Financial Statement and Exhibits.
(d)    Exhibits. - The exhibits below are filed herewith:

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Loan Agreement, dated as of July 13, 2022, by and among Cummins Inc., the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.
Exhibit 104	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2022

CUMMINS INC.
/s/ Luther E. Peters
Luther E. Peters Vice President - Controller (Principal Accounting Officer)